                                  EXHIBIT 25C

                                                                     EXHIBIT 25C
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------

                                    FORM T-1

                            STATEMENT OF ELIGIBILITY
                   UNDER THE TRUST INDENTURE ACT OF 1939 OF A
                    CORPORATION DESIGNATED TO ACT AS TRUSTEE

                            ------------------------

   CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO
                             SECTION 305(B)(2)  / /

                               FIRST ALABAMA BANK
              (Exact name of trustee as specified in its charter)

      ALABAMA STATE BANKING CORPORATION                         63-0371391
(Jurisdiction of incorporation or organization                (I.R.S. employer
         if not a U.S. national bank)                      identification no.)

            417 NORTH 20TH STREET
             BIRMINGHAM, ALABAMA                                  35203
   (Address of principal executive offices)                     (Zip Code)

                                ROY D. BIRDWELL
                               FIRST ALABAMA BANK
                             417 NORTH 20TH STREET
                           BIRMINGHAM, ALABAMA 35203
                                 (205) 326-7227
           (Name, address and telephone number of agent for service)

                            ------------------------

                       BELLSOUTH TELECOMMUNICATIONS, INC.
              (Exact name of obligor as specified in its charter)

                   GEORGIA                                      58-0436120
       (State or other jurisdiction of                       (I.R.S. employer
        incorporation or organization)                     identification no.)
         675 WEST PEACHTREE ST., N.E.
               ATLANTA, GEORGIA                                   30375
   (Address of principal executive offices)                     (Zip Code)

                            ------------------------

                                DEBT SECURITIES
                      (Title of the indenture securities)

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                                    GENERAL

ITEM 1.  GENERAL INFORMATION.

     (A) NAME AND ADDRESS OF EACH EXAMINING OR SUPERVISING AUTHORITY TO WHICH IT IS SUBJECT.

        Federal Deposit Insurance Corporation, Washington, D.C.
        Alabama State Banking Department, Montgomery, AL.

     (B) WHETHER IT IS AUTHORIZED TO EXERCISE CORPORATE TRUST POWERS.

        Yes.

ITEM 2.  AFFILIATIONS WITH THE OBLIGOR.

     None.

ITEM 3.  VOTING SECURITIES OF THE TRUSTEE.

     Not applicable.

ITEM 4.  TRUSTEESHIPS UNDER OTHER INDENTURES.

     Not applicable.

ITEM 5. INTERLOCKING DIRECTORATES AND SIMILAR RELATIONSHIPS WITH THE OBLIGOR OR UNDERWRITERS.

     Not applicable.

ITEM 6. VOTING SECURITIES OF THE TRUSTEE OWNED BY THE OBLIGOR OR ITS OFFICIALS.

     Not applicable.

ITEM 7. VOTING SECURITIES OF THE TRUSTEE OWNED BY UNDERWRITERS OR THEIR
        OFFICIALS.

     Not applicable.

ITEM 8.  SECURITIES OF THE OBLIGOR OWNED OR HELD BY THE TRUSTEE.

     Not applicable.

ITEM 9.  SECURITIES OF UNDERWRITERS OWNED OR HELD BY THE TRUSTEE.

     Not applicable.

ITEM 10. OWNERSHIP OR HOLDINGS BY THE TRUSTEE OF VOTING SECURITIES OF CERTAIN AFFILIATES OR SECURITY HOLDERS OF THE OBLIGOR.

     Not applicable.

ITEM 11. OWNERSHIP OR HOLDINGS BY THE TRUSTEE OF ANY SECURITIES OF A PERSON OWNING 50 PERCENT OR MORE OF THE VOTING SECURITIES OF THE OBLIGOR.

     Not applicable.

ITEM 12.  INDEBTEDNESS OF THE OBLIGOR TO THE TRUSTEE.

     Not applicable.

ITEM 13.  DEFAULTS BY THE OBLIGOR.

     (A) WHETHER THERE IS OR HAS BEEN A DEFAULT WITH RESPECT TO THE SECURITIES UNDER THIS INDENTURE.

     There is not and has not been any such default.

     (B) IF THE TRUSTEE IS A TRUSTEE UNDER ANOTHER INDENTURE UNDER WHICH ANY OTHER SECURITIES, OR CERTIFICATES OF INTEREST OR PARTICIPATION IN ANY OTHER SECURITIES, OF THE OBLIGOR ARE OUTSTANDING, OR IS TRUSTEE FOR MORE THAN ONE OUTSTANDING SERIES OF SECURITIES UNDER THE INDENTURE, STATE WHETHER THERE HAS BEEN A DEFAULT UNDER ANY SUCH INDENTURE OR SERIES.

     There has not been any such default.

ITEM 14.  AFFILIATIONS WITH THE UNDERWRITERS.

     Not applicable.

ITEM 15.  FOREIGN TRUSTEE.

     Not applicable.

ITEM 16.  LIST OF EXHIBITS.

          The additional exhibits listed below are filed herewith: exhibits, if any, identified in parentheses are on file with the Commission and are incorporated herein by reference as exhibits hereto pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 and Rule 24 of the Commission's Rules of Practice.

EXHIBIT
NUMBER
- -----
  1    --   Restated Articles of Incorporation of the Trustee as now in effect. (Exhibit 1 to
              Form T-1, Registration No. 22-21909).
  2    --   Not applicable.
  3    --   Authorization of the Trustee to exercise corporate trust powers. (Exhibit 3 to
              Form T-1, Registration No. 22-21909).
  4    --   Bylaws of the Trustee.
  5    --   Not applicable.
  6    --   Consent of the Trustee required by Section 321(b) of the Trust Indenture Act of
              1939, as amended.
  7    --   Latest report of condition of the Trustee published pursuant to law or the requirements of its supervising or examining authority as of the close of business on March 31, 1995.
  8    --   Not applicable.
  9    --   Not applicable.

                                   SIGNATURE

     PURSUANT TO THE REQUIREMENTS OF THE TRUST INDENTURE ACT OF 1939, AS AMENDED, THE TRUSTEE, FIRST ALABAMA BANK, AN ALABAMA BANKING CORPORATION, HAS DULY CAUSED THIS STATEMENT OF ELIGIBILITY TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, ALL IN THE CITY OF BIRMINGHAM AND THE STATE OF ALABAMA, ON THE 14TH DAY OF JUNE, 1995.

                                          FIRST ALABAMA BANK

                                          By      /s/  ROY D. BIRDWELL
                                            ------------------------------------
                                                      Roy D. Birdwell
                                                  Senior Vice President --
                                                  Corporate Trust Manager

                                   EXHIBIT 4

                                     BYLAWS

                                       OF

                               FIRST ALABAMA BANK
                                Revised 5/18/94

                            ARTICLE I.  STOCKHOLDERS

     SECTION 1. Place of Meetings. All meetings of the stockholders of the Bank shall be held at the principal office of the Bank in the City of Birmingham, Alabama, unless otherwise specified in notice thereof, in which event the meeting shall be held where so specified.

     SECTION 2. Annual Meeting. The regular meeting of the stockholders of the Bank shall be held at 1:00 p.m. on the third Wednesday of April each year, or at such other time as the Board of Directors may designate or if that be a holiday then at the same hour on the next day not a holiday, for the purpose of electing Directors for the ensuing year and of receiving reports from the Officers of the Bank and for the transaction of such other business as may properly come before the meeting.

     SECTION 3. Special Meetings. Special meetings of the stockholders may be called at any time by the Chief Executive Officer, the Secretary, or Board of Directors of the Bank.

     SECTION 4. Proxies. Stockholders may vote by written proxy to any other person whomsoever, which proxy shall be filed with the secretary at the meeting at which it is to be used and shall be valid only for the meeting specified in said proxy. A proxy is revocable at the pleasure of the stockholder executing it and is revocable by the transfer of stock by the stockholder giving it.

     SECTION 5. Voting. Any stockholder of record shall be entitled to one vote for each entire share of stock standing in his name on the books of the Bank at the time of closing same for the meeting of stockholders, or on the date fixed as a record date for the determination of the stockholders entitled to vote at the meeting of stockholders.

     The vote of a majority of the shares voted on any matter at a meeting of stockholders at which a quorum is present shall be the act of the stockholders on that matter, except as otherwise required by law or by the certificate of incorporation or the bylaws of this Bank.

     As more specifically provided in Article Six of the articles of incorporation of this Bank, (1) any merger or consolidation with or into any other corporation, or (2) any sale or lease of all or substantial part of the assets of the Bank to any other corporation, person or entity, must be approved by the affirmative vote of the holders of at least 75% of the outstanding shares of the Bank entitled to vote, provided, however, that approval by 75% of the outstanding shares shall not be required if any proposed merger, consolidation or similar transaction shall have been previously approved by the affirmative vote of at least 75% of the entire Board of Directors; or if any proposed merger, consolidation or sale or lease of the assets of the Bank is with a corporation, the majority of the outstanding stock of which is owned by the Bank.

     Voting on all matters shall be by voice vote or by a show of hands unless the holders of one-tenth of the shares represented at the meeting shall, prior to the voting on any matter, demand a ballot vote on that particular matter.

     SECTION 6. No Stockholder Action by Consent. No action required to be taken at a meeting of stockholders may be taken without a meeting. The stockholders shall not have the power to consent in writing, without a meeting, to the taking of any such action.

                             ARTICLE II.  DIRECTORS

     SECTION 1. General Powers. The business and affairs of the Bank shall be managed by the Board of Directors.

     SECTION 2. Eligibility. No person shall be eligible to serve as Director of the Bank unless he shall be the owner and holder of shares of stock of the parent holding company sufficient to meet the requirements of any applicable law or regulation in effect requiring the ownership of Directors' qualifying shares, having a par value of at least $200, and every such Director shall hold such shares in his own name, unpledged, and unencumbered in any way except the statutory lien which might attach in favor of the Bank or by any agreement to sell said shares on his ceasing to be a Director of the Bank. No person shall be eligible for election or reelection to the office of Director of the Bank who shall have reached the age of 72 years.

     After January 1, 1986, no person shall be eligible to serve as a director for more than two years after he shall have retired from his principal business activity.

     SECTION 3. Number, classification, term, qualifications and vacancies. The number of Directors which shall constitute the whole Board shall be fixed, from time to time, by resolutions adopted by the Board, but shall not be less than three persons, and, until otherwise provided, shall be two inside or full-time employee directors and ten outside directors who are not full-time employees of the Corporation. The Directors shall be of three classes, so that approximately one-third in number of the Directors shall be elected at each annual meeting of stockholders and, except as hereinafter provided, each Director shall hold office for three years, or until his successor is elected and qualified, or until his earlier retirement, death, resignation or removal.

     Any vacancy in the office of Director, for any reason, or resulting from an increase in the authorized number of Directors, may be filled by the affirmative vote of a majority of Directors then in office, although less than a quorum, or by a sole remaining Director. Any director so chosen shall hold office until the next election of the class for which such Director shall have been chosen and until his successor shall be elected and qualified. No decrease in the number of Directors shall shorten the term of any incumbent Director.

     SECTION 4. Nominations and Election of Directors. Nominations for the election of Directors may be made by the Board of Directors or by any stockholder entitled to vote for the election of Directors. Such nominations by a stockholder shall be made by notice in writing, delivered or mailed by first class United States mail, postage prepaid, to the secretary of the Bank not less than 14 days nor more than 50 days prior to any meeting of the stockholders called for the election of Directors; provided, however, that if less than 21 days' notice of the meeting is given stockholders, such written notice of nominations shall be delivered or mailed to the secretary of the Bank not later than the close of business on the seventh day following the day on which notice of the meeting was mailed to stockholders. Notice of nominations which are proposed by the Board of Directors shall be given by the chairman on behalf of the Board.

     Notice of nominations shall set forth (1) the name, age, business address and, if known, residence address of each nominee; (2) the principal occupation or employment of each nominee; and (3) the number of shares of stock of the Bank or parent holding company beneficially owned by said nominee.

     The chairman of the meeting may, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedure, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

     For the election of Directors, those nominees who receive the highest number of votes shall be deemed to have been elected.

     To achieve this classification of Directors described in Section 2 of this Article, the Board of Directors shall be divided into three classes of six Directors each, or as nearly equal in number as the then total number of Directors constituting the entire Board permits, with the terms of office of one class expiring each year. At the annual meeting of stockholders in 1985, Directors of the first class shall be elected to hold office for a one-year term expiring at the 1986 annual meeting, Directors of the second class shall be elected at the 1985 annual meeting of stockholders to hold office for a two-year term expiring at the 1987 annual meeting, and Directors of the third class shall be elected at the 1985 annual meeting to hold office for a three-year term expiring at the 1988 annual meeting. After the initial election of each class of Directors, each class should be elected for a three-year term, so that the term of office of one class expires each year.

     SECTION 5. Place of meeting. All meetings of the Board of Directors shall be held at the principal place of business of the Bank in Montgomery or Birmingham, Alabama, unless otherwise specified in notice thereof, in which event the meeting shall be held where specified in the notice.

     SECTION 6. Annual meetings. The regular annual meeting of the Board of Directors shall be held immediately after the adjournment of and at the place of holding the regular annual meeting of stockholders, provided a majority of the Directors be present at such place and time, in which event no prior notice of such meeting shall be required to be given. If a quorum of Directors should not be present at such time and place, the annual meeting may be adjourned by the Directors present and notice of the time and place of such adjourned annual meeting shall be given to each Director in accordance with notice required for special meetings of the Board of Directors as hereinafter provided.

     SECTION 7. Regular Meetings. The Board of Directors shall provide for the holding of regular meetings and such notice hereof shall be given as the Board may prescribe. Unless otherwise provided by the Board of Directors, such meeting shall be held on the third Wednesday of every other month commencing with January.

     SECTION 8. Special Meetings. Special meetings of the Board of Directors may be held whenever called by the Chief Executive Officer, by a majority of the members of the Board or upon waiver of notice by all of the Directors.

     SECTION 9. Notice of Meetings. Notice of any special meeting of the Board of Directors shall be given a sufficient length of time in advance to enable all Directors physically present in Alabama to be present, and such notice may be given by mail, telegram or personally by word of mouth.

     SECTION 10. Waiver of Notice. A Director may at any time, either before or after the holding of a meeting, waive notice of any regular or special meeting. The presence of any Director in person or pursuant to Section 15 of this Article at any meeting of the Board of Directors shall be deemed such waiver.

     SECTION 11. Quorum. A majority of all of the members of the Board of Directors shall constitute a quorum for the transaction of business.

     SECTION 12. Compensation. Each Director, other than a salaried officer, shall receive compensation for each regular or special meeting of the Board of Directors attended by him, which compensation shall be fixed from time to time by the Board of Directors.

     SECTION 13. Dividends. Dividends may be declared from the net earnings or earned surplus of the Bank at such time as the Board of Directors may deem proper, but no dividends shall be declared which will impair the capital of the Bank or which are contrary to law or applicable regulations.

     SECTION 14. Directors Protected. Each Director shall in the performance of his duties be fully protected in relying in good faith upon reports made to the Directors by the officers of the Bank or by state or federal bank examiners or by any independent accountant or by any appraiser selected with reasonable care, or by counsel, or by a committee of the Board, or in relying in good faith upon other records or books of account of the Bank.

     SECTION 15. Attendance at Meetings. A member of the Board of Directors may participate in all or a portion of a meeting of the Board or a committee thereof by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time and participation by such means shall constitute presence in person at such meeting.

     SECTION 16. Retirement. Directors of the Bank shall retire as such immediately prior to the next annual meeting of stockholders on the earlier of the following: (a) after reaching age seventy (70); or (b) two years after he shall have retired from his principal business activity. Provided, however, directors currently holding office shall retire after reaching age seventy-two
(72).

     SECTION 17. Removal. Notwithstanding any provision of the articles of incorporation, these bylaws, or law, any Director or the entire Board of Directors of the Bank may be removed at any time, but only for cause and only by the affirmative vote of the holders of 75% or more of the outstanding shares of capital stock of the

Bank entitled to vote generally in the election of Directors cast in a meeting of stockholders called for the purpose.

                             ARTICLE III.  OFFICERS

     SECTION 1. Officers, Elections, Terms. The officers of the Bank shall be a Chairman of the Board, a Vice Chairman of the Board, a President, one or more Regional or Local Presidents, one or more Executive Vice Presidents, one or more Senior Vice Presidents, one or more Vice Presidents, one or more Assistant Vice Presidents, a Cashier, one or more Assistant Cashiers, a Secretary, one or more Assistant Secretaries, a Comptroller, an Auditor, and such other officers as the Board of Directors may from time to time deem proper, who shall be elected annually by the Board of Directors at its regular annual meeting to serve for a term of one year and until their respective successors are elected and qualified. Those Officers who serve in the Trust Department shall be so designated by the word "Trust" in their title. If the Officers, or any of them, for any reason should not be elected at the regular annual meeting of the Board of Directors, they may be elected at any regular meeting or at any special meeting of the Board called for that purpose. Any two or more of the offices of the Bank may be held by one person.

     SECTION 2. Chief Executive Officer of the Bank. The Board of Directors shall at its annual meeting or from time to time thereafter at its pleasure designate one officer of the Bank to serve as Chief Executive Officer of the Bank. Said officer shall be vested with authority to act for the Bank in all ordinary matters and shall have general supervision of the Bank and of its business affairs, including authority over the detailed operations of the Bank and over its personnel, with full power and authority during intervals between sessions of the Board to do and perform in the name of the Bank all acts and deeds necessary or proper, in his opinion, to be done and performed and to execute for and in the name of the Bank all instruments, agreements, and deeds which may be authorized to be executed in behalf of the Bank or which may be required by law.

     SECTION 3. Chairman of the Board. The Chairman of the Board shall preside at all meetings of the stockholders and of the Board of Directors of the Bank. He shall appoint all committees of the Board of Directors of the Bank and shall supervise their operations and receive their reports.

     SECTION 4. Vice Chairman of the Board. The Vice Chairman of the Board shall preside at all meetings of the stockholders and of the Board of Directors of the Bank which the Chairman of the Board shall be unable to attend. In the event of the death or incapacity of the Chairman of the Board, he shall perform all the duties of the Chairman until the next annual meeting of the stockholders or until the Board shall have sooner elected a successor Chairman. He shall assist the Chairman in the other exercise of his duties.

     SECTION 5. President. The President shall, subject to the control of the Board of Directors and of any committee of the Board having authority in the premises, have, and may exercise the authority to act for the Bank in all ordinary matters. The President shall in the absence or disability of the Chairman of the Board and the Vice Chairman of the Board, perform the duties and exercise the powers of the Chairman of the Board. Subject to limitations stated, his authority shall include authority over the detailed operations of the Bank and over its personnel with full power and authority during intervals between sessions of the Board to do and perform in the name of the Bank all acts and deeds necessary or proper, in his opinion, to be done and performed and to execute for and in the name of the Bank all instruments, agreements, and deeds which may be authorized to be executed in behalf of the Bank or which may be required by law.

     SECTION 6. Executive Vice Presidents. The Executive Vice Presidents in order of their seniority shall, subject to the control of the Board of Directors and of any committee of the Board having authority, and of the Chairman of the Board and the President, have and may exercise the authority vested in the President in matters not otherwise acted upon or directed by the Chairman of the Board or the President, including authority over the detailed operations of the Bank and over its personnel.

     SECTION 7. Senior Vice Presidents. The Senior Vice Presidents in order of their seniority shall, in the absence or disability of the President and the Executive Vice Presidents, perform the duties and exercise the powers of said officers, and shall perform such other duties and exercise such other powers as the Board of Directors may prescribe.

     SECTION 8. Vice Presidents. The Vice Presidents in order of their seniority shall, in the absence or disability of the President, the Executive Vice Presidents, and the Senior Vice Presidents, perform the duties and exercise the powers of said officers, and shall perform such other duties and exercise such other powers as the Board of Directors may prescribe.

     SECTION 9. Cashier. The Cashier shall have the custody of such property and assets of the Bank as may be entrusted to him by the Board of Directors or by the Chairman of the Board, or the President or an Executive Vice President. In the absence or disability of the Cashier, the Chairman of the Board or the President or an Executive Vice President shall designate an Assistant Cashier who shall perform his duties and exercise his authority until action thereon shall be taken by the Board of Directors.

     SECTION 10. Secretary. The Secretary shall give, or cause to be given, notices of all meetings of the stockholders and all meetings of the Board of Directors of the Bank, shall keep their minutes, shall have custody of the seal of the Bank, and shall perform such other duties as may be delegated to him by the Board of Directors or by the Chairman of the Board or the President or an Executive Vice President.

     SECTION 11. Comptroller. The Comptroller shall, under the direction of the Chairman of the Board or the President or an Executive Vice President, have general supervision and authority over all reports and returns required of the Bank by law or by any public body or officer or regulatory authority pertaining to the condition of the Bank and its assets and liabilities. He shall have general supervision of the books and accounts of the Bank and its methods and systems of recording and keeping accounts of its business transactions and of its assets and liabilities. He shall be responsible for preparing statements showing the financial condition of the Bank and shall furnish such reports and financial records as may be required of him by the Board of Directors or by the Chairman of the Board or the President or an Executive Vice President.

     SECTION 12. Auditor. The Auditor's office may be filled by an employee of the Bank or his duties may be performed by an employee or committee of the parent company of the Bank. The Auditor shall have general supervision of the auditing of the books and accounts of the Bank, and shall continuously and from time to time check and verify the Bank's transactions, its assets and liabilities, and the accounts and doings of the officers, agents and employees of the Bank with respect thereto. The Auditor whether an employee of the Bank or of its parent shall be directly accountable to and under the jurisdiction of the Board of Directors and its Auditing Committee, acting independently of all officers, agents and employees of the bank. The Auditor shall render reports regularly and upon request to the Board and to the Auditing Committee covering matters in his charge.

     SECTION 13. Officer in Charge of Trust Department. The officer in charge of the Trust Department shall be an Executive, Senior or other Vice President, and shall have the word "Trust" appended to that title and shall exercise general supervision and management over the affairs of the Trust Department. That officer is hereby empowered to appoint all necessary agents or attorneys; also to make, execute and acknowledge all checks, bonds, certificates, deeds, mortgages, notes, releases, leases, agreements, contracts, bills of sale, assignments, transfers, powers of attorney or of substitution, proxies to vote stock, or any other instrument in writing that may be necessary in the purchase, sale, mortgage, lease, assignment, transfer, management or handling, in any way of any property of any description held or controlled by the Bank in any fiduciary capacity. Said officer shall have such other duties and powers as shall be designated by the Board of Directors.

     SECTION 14. Other Officers in Trust Department. The various other officers in the Trust Department shall each have the word "Trust" in their title and are empowered and authorized to make, execute, and acknowledge all checks, bonds, certificates, deeds, mortgages, notes, releases, leases, agreements, contracts, bills of sale, assignments, transfers, powers of attorney or substitution, proxies to vote stock or any other instrument in writing that may be necessary to the purchase, sale, mortgage, lease, assignments, transfer, management or handling in any way, of any property of any description held or controlled by the Bank in any fiduciary capacity.

     SECTION 15. Execution of Instruments. The Chairman, Vice Chairman or the President, or any Regional or Local President or any Executive or Senior Vice President or other Vice President is authorized, in his discretion, to do and perform any and all corporate and official acts in carrying on the business of the

Bank, including, but not limited to, the authority to make, execute, acknowledge, and deliver all deeds, mortgages, releases, bills of sale, assignments, transfers, leases, powers of attorney or of substitution, proxies to vote stock or any other instrument in writing that may be necessary in the purchase, sale, lease, assignment, transfer, management or handling in any way of any property of any description held or controlled by Bank, either in its own or in its fiduciary capacity and including the authority from time to time to borrow money in such amounts for such lengths of time, at such rates of interest and upon such terms and conditions as any said officer may deem proper and to evidence the indebtedness thereby created by executing and delivering in the name of the Bank promissory notes or other appropriate evidences of indebtedness. The enumeration herein of particular powers shall not restrict in any way the general powers and authority of said officers. The Cashier, the Secretary or any Assistant Cashier or Assistant Secretary is authorized to attest and to affix the corporate seal to any and all instruments requiring such attestation or execution under seal.

     SECTION 16. Checks, Drafts, Transfers, etc. The Chairman of the Board, the Vice Chairman of the Board, the President, any Regional or Local President, Executive, Senior or other Vice President or Assistant Vice President, the Cashier or any Assistant Cashier, any Trust Officer or any Assistant Trust Officer, or Branch Manager or any other employee designated by the Board of Directors, is authorized and empowered on behalf of the Bank and in its name to sign and endorse checks and warrants, to draw drafts, to issue and sign cashier's checks, to guarantee signatures, to give receipts for money due and payable to the Bank, to sell, assign and transfer shares of capital stock, bonds, or other personal property or securities standing in the name of or held by the Bank, whether in its own right or in any fiduciary capacity, and to make or join in such consents, requests or commitments with respect to the same as may be appropriate or authorized as to the holder thereof, and to sign such other papers and do such other acts as are necessary in the performance of his duties. The authority conveyed to any employee designated by the Board may be limited by general or specific resolution of the Board.

     SECTION 17. Custodian Accounts. Any two of the following officers acting jointly, namely, the Chairman of the Board, the Vice Chairman of the Board, the President or any Executive, Senior or other Vice President, shall have the authority to establish such security custodian accounts with such other Banks as in their judgement are necessary or desirable in the conduct of the business of this Bank, and any two of them acting jointly shall have the authority to issue orders and instructions for the deposit and withdrawal of security from such accounts.

     SECTION 18. Pledge of Assets. Any two of the following officers acting jointly, namely, the Chairman of the Board, the Vice Chairman of the Board, the President or any Regional or Local President or any Executive, Senior or other Vice President, shall have the authority to pledge assets of this Bank as security for any purpose, including, but not limited to, the deposit of uninvested funds, the compliance with any applicable law or statute and the deposit of funds of any division, instrumentality or official of the United States Government or the State of Alabama or any subdivision thereof.

     SECTION 19. Satisfaction of Loans. On payment of sums lent, for which security shall have been taken either by way of mortgage or other lien on real or personal property or by the pledge of collateral, whether said loans have been made from funds of the Bank or from funds held in fiduciary capacity, any officer of the Bank shall have the power and authority to enter the fact of payment or satisfaction on the margin of the record of any such security or in any other legal manner to cancel such indebtedness and to release said security, and the Chairman or Vice Chairman of the Board or the President or any Regional or Local President or any Executive, Senior or other Vice President of the Bank shall have power and authority to execute a power of attorney authorizing the cancellation, release or satisfaction of any mortgage or other security given to the Bank in its corporate or fiduciary capacity, by such person as he may in his discretion appoint.

     SECTION 20. Vacancies. Vacancies in office arising from any cause may be but are not required to be filled by action of the Board of Directors at any regular or special meeting of the Board.

     SECTION 21. Other Officers. The other officers of the Bank shall perform such duties and shall exercise such powers as may be prescribed by the Board of Directors.

     SECTION 22. Compensation. The officers of the Bank shall receive compensation for their services as such officers, which compensation shall be fixed from time to time by the Board of Directors. The action of the Board of Directors in so fixing salaries of the officers shall not be rendered invalid by reason of the fact that a Director voted in favor of a resolution fixing his own salary or by reason of the fact that a Director's presence was necessary to constitute a quorum of the Board.

     SECTION 23. Bonds. Bonds shall be required of the officers, tellers, and other employees in such amounts as may be prescribed by the Board of Directors.

     SECTION 24. Removal of Officers. At its pleasure, the Board of Directors may remove any officer from office at any time by a majority vote of the Board, provided however that the terms of any employment or compensation contract shall be honored according to its term.

     SECTION 25. Emergencies. In the event of an emergency declared by the President of the United States or the person performing his functions, the officers and employees of this Bank will continue to conduct the affairs of the Bank under such guidance from the Directors as may be available except as to matters which by statute require specific approval of the Board of Directors and subject to conformance with any governmental directives or directives of the Federal Deposit Insurance Corporation during the emergency.

     SECTION 26. Retirement. It shall be mandatory for all officers of the Bank to retire at age sixty-five (65), provided, however, that if the Board of Directors concludes that it is in the best interest of the Bank, it may waive the provisions hereof by affirmative vote recorded in the minutes.

                            ARTICLE IV.  COMMITTEES

     The Chairman of the Board of Directors shall designate such committees and appoint the members thereof, as he may from time to time deem necessary or advisable in the operation of the business and affairs of the Bank, each of which shall perform such duties and exercise such powers as shall be prescribed by the Chairman. Each such committee shall have such name, and its members shall be appointed for such terms, staggered or otherwise, and receive such compensation as may be determined by the Board of Directors.

                           ARTICLE V.  BANKING HOURS

     SECTION 1. Office hours for the various departments of the Bank shall be determined by the several department heads with the approval of the Chief Executive Officer.

     SECTION 2. Banking hours for the receipt of deposits and the payment of checks and other banking items drawn on this Bank shall be from 9:00 a.m. until 2:00 p.m. on Mondays through Fridays, which shall constitute "Banking Days" within the meaning of Article 4 of the Uniform Commercial Code.

     The Chief Executive Officer, in his discretion, may authorize different banking hours for the receipt of deposits and the payment of checks at any office of the Bank if it appears desirable to do so.

     Labor Day, Thanksgiving Day, and Christmas Day. All offices and branches of the Bank shall be closed on the said banking holidays. In addition the Chief Executive Officer is authorized to open or close the Bank to observe special occasions or holidays in conformance with applicable State and Federal laws and regulations.

                        ARTICLE VI.  RIGHT OF INDEMNITY

     The Bank shall indemnify and hold harmless each director or officer now or hereafter serving the Bank against any loss and reasonable expenses actually and necessarily incurred by him in connection with the defense of any claim, or any action, suit or proceeding against him or in which he is made a party, by reason of his being or having been a director of the Bank, to the full extent allowed by Section 10-2A-21 of the Code of Alabama (1975), or any statute amendatory or supplemental thereof. Such right of indemnity shall not be deemed exclusive of any other rights to which such director or officer may be entitled under any statute, article of incorporation, rule of law, other bylaw, agreement, vote of stockholders or directors, or otherwise. Nor shall anything herein contained restrict the right of the Bank to indemnify or reimburse any officer or director in any proper case even though not specifically provided for herein.

                               ARTICLE VII.  SEAL

     The corporate seal of the Bank shall be circular in shape and around the outer circle shall have the words: "First Alabama Bank" and the circle shall have the word: "Seal".

                      ARTICLE VIII.  CERTIFICATES OF STOCK

     SECTION 1. Certificates. Certificates of stock of the Bank shall be signed by a facsimile signature of the President and the Secretary of the Bank, and to be validated must be countersigned by one of the Trust Officers or Assistant Trust Officers of the Bank. The certificate may be sealed with the seal of the Bank or an engraved or printed facsimile thereof.

     SECTION 2. Transfer of Stock. Title to a certificate and to the shares represented thereby can be transferred only by delivery of the certificate endorsed either in blank or to a specified person by the person appearing by the certificate to be the owner of the shares represented thereby, or by delivery of the certificate and a separate document containing a written assignment of the certificate or a power of attorney to sell, assign, or transfer the same or the shares represented thereby, signed by the person appearing by the certificate to be the owner of the shares represented thereby. Such assignment or power of attorney may be either in blank or to a specified person.

     SECTION 3. Lost or Destroyed Certificates. In case of the loss or destruction of any certificate of stock, the holder or owner of same shall give notice thereof to the Chairman of the Board, the President, any Executive, Senior or other Vice President, the Cashier or the Secretary of the Bank and, if such holder or owner shall desire the issue of a new certificate in the place of the one lost or destroyed, he shall make affidavit of such loss or destruction and deliver the same to any one of said officers and accompany the same with a bond with surety satisfactory to the Bank to indemnify the Bank and save it harmless against any loss, cost or damage in case such certificate should thereafter be presented to the Bank, which affidavit and bond shall be approved by the Board of Directors or by the Chairman of the Board or by the President or an Executive or Senior Vice President before the issue of any new certificate.

                            ARTICLE IX.  AMENDMENTS

     Except as otherwise provided herein or in the certificate of incorporation of the Bank, these bylaws may be amended or repealed by the affirmative vote of a majority of the Directors then holding office at any regular or special meeting of the Board of Directors, and the Stockholders may make, alter or repeal any bylaws, whether or not adopted by them, provided, however, that any such additional bylaw, alteration or repeal may be adopted only by the affirmative vote of the holders of 75% or more of the outstanding shares of capital stock of the Bank entitled to vote generally in election of Directors at a meeting of Stockholders called for such purpose, and provided further, however, that Article II, Section 3 and 4 hereof may be amended or repealed only by the affirmative vote of 75% of the Directors then in office.

                                   EXHIBIT 6

                                                                       EXHIBIT 6

                               CONSENT OF TRUSTEE

     Pursuant to the requirements of Section 321(b) of the Trust Indenture Act of 1939, as amended, in connection with the proposed issue of Debt Securities by BellSouth Telecommunications, Inc., we hereby consent that reports of examination by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.

                                          FIRST ALABAMA BANK

                                          By      /s/  ROY D. BIRDWELL
                                            ------------------------------------
                                                      Roy D. Birdwell
                                                  Senior Vice President --
                                                  Corporate Trust Manager

Dated: June 14, 1995

                                   EXHIBIT 7

FIRST ALABAMA BANK                                               ST. BK: 01-0310
P.O. BOX 10247                                                   FFIEC:      031
BIRMINGHAM, AL 35202                                              CERT: 12368

CALL DATE: 3/31/95
VENDOR ID: D
TRANSIT NUMBER: 06200569

                  CONSOLIDATED REPORT OF CONDITION FOR INSURED
        COMMERCIAL AND STATE-CHARTERED SAVINGS BANKS FOR MARCH 31, 1995

   ALL SCHEDULES ARE TO BE REPORTED IN THOUSANDS OF DOLLARS. UNLESS OTHERWISE
                                   INDICATED,
   REPORT THE AMOUNT OUTSTANDING AS OF THE LAST BUSINESS DAY OF THE QUARTER.

SCHEDULE RC -- BALANCE SHEET

                                                                             (DOLLAR AMOUNTS
                                                                              IN THOUSANDS)
                                                                                        ASSETS
                                                                           RCFD
                                                                           ----
  1.  Cash and balances due from depository institutions (from Schedule
      RC-A):
      a. Noninterest-bearing balances and currency and coin(1)..........   0081     $  440,977
      b. Interest-bearing balances(2)...................................   0071              0
  2.  Securities (from Schedule RC-B)
      a. Held-to-maturity securities (from Schedule RC-B, column A).....   1754      1,283,939
      b. Available-for-sale securities (from Schedule RC-B, column D)...   1773        510,997
  3.  Federal funds sold and securities purchased under agreements to resell in domestic offices of the bank and of its Edge and
      Agreement subsidiaries, and in IBFs:
      a. Federal funds sold.............................................   0276        168,150
      b. Securities purchased under agreements to resell................   0277            529
  4.  Loans and lease financing receivables:          RCFD
                                                      ---
      a. Loans and leases, net of unearned income
      (from Schedule RC-C)..........................  2122     6,922,170
      b. LESS: Allowance for loan and lease
      losses........................................  3123        90,410
      c. LESS: Allocated transfer risk reserve......  3128             0
      d. Loans and leases, net of unearned income, allowance and reserve
      (item 4.a minus 4.b and 4.c)......................................   2125      6,831,760
  5.  Trading Assets (from Schedule RC-D)...............................   3545         17,797
  6.  Premises and fixed assets (including capitalized leases)..........   2145        118,614
  7.  Other real estate owned (from Schedule RC-M)......................   2150          3,824
  8.  Investments in unconsolidated subsidiaries and associated
      companies (from Schedule RC-M)....................................   2130         14,754
  9.  Customers' liability to this bank on acceptances outstanding......   2155         86,630
 10.  Intangible assets (from Schedule RC-M)............................   2143         85,487
 11.  Other assets (from Schedule RC-F).................................   2160        161,467
 12.  Total assets (sum of items 1 through 11)..........................   2170      9,724,925
- ----
(1) Includes cash items in process of collection and unposted debits.
(2) Includes time certificates of deposit not held for trading.

                                                                             (DOLLAR AMOUNTS
                                                                              IN THOUSANDS)

                                  LIABILITIES
 13.  Deposits:
      a. In domestic offices (sum of totals of columns A and C from        RCON
                                                                           ---
                                                                           2200      7,475,414
      Schedule RC-E, part I)............................................
                                                      RCON
                                                      ---
      (1) Noninterest-bearing(1)....................  6631     1,203,807
      (2) Interest-bearing..........................  6636     6,271,607
      b. In foreign offices, Edge and Agreement subsidiaries, and IBFs     RCFN
         (from                                                             ---
                                                                           2200        336,882
      Schedule RC-E, part II).......................
                                                      RCFN
                                                      ---
      (1) Noninterest-bearing.......................  6631             0
      (2) Interest-bearing..........................  6636       336,882
 14.  Federal funds purchased and securities sold under agreements to repurchase in domestic offices of the bank and of its Edge and
      Agreement subsidiaries, and in IBFs:                                 RCFD
                                                                           ---
                                                                           0278        675,995
      a. Federal funds purchased........................................
                                                                           0279        179,724
      b. Securities sold under agreements to repurchase.................
                                                                           RCON
                                                                           ---
 15.  a. Demand notes issued to the U.S. Treasury.......................   2840              0
                                                                           RCFD
                                                                           ---
      b. Trading liabilities (from Schedule RC-D).......................   3548            524
 16.  Other borrowed money:
      a. With original maturity of one year or less.....................   2332             37
      b. With original maturity of more than one year...................   2333         52,523
 17.  Mortgage indebtedness and obligations under capitalized leases....   2910          4,400
 18.  Bank's liability on acceptances executed and outstanding..........   2920         86,630
 19.  Subordinated notes and debentures.................................   3200              0
 20.  Other liabilities (from Schedule RC-G)............................   2930        110,732
 21.  Total liabilities (sum of items 13 through 20)....................   2948      8,922,861
 22.  Limited-life preferred stock and related surplus..................   3282              0

                                EQUITY CAPITAL
                                                                           RCFD
                                                                           ---
 23.  Perpetual preferred stock and related surplus.....................   3838     $        0
 24.  Common stock......................................................   3230            100
 25.  Surplus (exclude all surplus related to preferred stock)..........   3839        168,046
 26.  a. Undivided profits and capital reserves.........................   3632        634,478
      b. Net unrealized holding gains (losses) on available-for-sale       8434           (560)
      securities........................................................
 27.  Cumulative foreign currency translation adjustments...............   3284              0
 28.  Total equity capital (sum of items 23 through 27).................   3210        802,064
 29.  Total liabilities, limited-life preferred stock, and equity
      capital (sum of items 21, 22, and 28).............................   3300      9,724,925

- ---------------

(1) Includes total demand deposits and noninterest-bearing time and savings deposits.

                                                                                 RCON   NUMBER
                                                                                 -----  ------
                                          MEMORANDUM

            TO BE REPORTED ONLY WITH THE MARCH REPORT OF CONDITION.
  1.  Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed for the bank by independent external auditors as of any date during
      1994.....................................................................  6724      2

- ---------------

1 = Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank.

2 = Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately).

3 = Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority).

4 = Directors' examination of the bank performed by other external auditors (may be required by state chartering authority).

5 = Review of the bank's financial statements by external auditors.

6 = Compilation of the bank's financial statements by external auditors.

7 = Other audit procedures (excluding tax preparation work).

8 = No external audit work.